Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 Oct. 28, 2022 FOR IMMEDIATE RELEASE

NextEra Energy reports third-quarter 2022 financial results
•NextEra Energy delivers strong third-quarter results
•FPL continues to focus on delivering clean energy for its customers and an outstanding value proposition of low bills, high reliability and outstanding customer service
•NextEra Energy Resources has another strong quarter of renewables and storage origination, signing approximately 2,345 megawatts of new renewables and storage projects

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2022 third-quarter net income attributable to NextEra Energy on a GAAP basis of $1,696 million, or $0.86 per share, compared to net income attributable to NextEra Energy of $447 million, or $0.23 per share, for the third quarter of 2021. On an adjusted basis, NextEra Energy's 2022 third-quarter earnings were $1,683 million, or $0.85 per share, compared to $1,483 million, or $0.75 per share, in the third quarter of 2021.

Adjusted earnings for these periods exclude the effects of non-qualifying hedges; NextEra Energy Partners, LP net investment gains; differential membership interests-related; change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI); and impairment charges.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income (loss) attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release.

Florida Power & Light Company completed the regulatory integration of Gulf Power Company under its 2021 base rate settlement agreement and began serving customers under unified rates on Jan. 1, 2022. As a result, Gulf Power is no longer a separate reporting segment within Florida Power & Light and NextEra Energy. For 2022 and beyond, FPL has one reporting segment and, therefore, 2021 financial results and other operational metrics have been restated for comparative purposes.

"NextEra Energy delivered strong third-quarter results and is well positioned to achieve our overall objectives for 2022," said John Ketchum, chairman, president and chief executive officer of NextEra Energy. "Adjusted earnings per share increased by approximately 13% year-over-year, reflecting continued strong performance at both FPL and NextEra Energy Resources. Our thoughts remain with all those who were impacted by Hurricane Ian, one of the most powerful and destructive storms ever to make landfall in the continental U.S. I am extremely proud that our team restored service to roughly two-

thirds of the more than 2.1 million FPL customers affected by the storm after the first full day of restoration, which represents the fastest restoration rate in FPL's history for a major hurricane, and restored service to essentially all affected customers within eight days. We believe these results were enabled by the valuable investments we have made to create a smarter, stronger and more storm-resilient energy grid together with the efforts of our team and all of those who provided mutual assistance. These investments are part of FPL's strategy of making long-term investments in energy infrastructure, while keeping electric bills low, maintaining high reliability and delivering outstanding customer service. NextEra Energy Resources continues to capitalize on a terrific renewables development environment, originating more than 2 gigawatts of new renewables and storage since the release of our second-quarter financial results. We are also excited to announce an agreement to acquire a large portfolio of landfill gas-to-electric projects that we plan to convert to renewable natural gas. This acquisition supports our renewable fuels strategy and our broader vision to lead the decarbonization of the U.S. economy. We are as confident as ever about our long-term growth prospects, and we will be disappointed if we are not able to deliver financial results at or near the top end of our adjusted earnings per share expectations ranges for 2022 through 2025, while at the same time maintaining our strong balance sheet and credit ratings."

FPL
FPL reported third-quarter 2022 net income of $1,074 million, or $0.54 per share, compared to $927 million, or $0.47 per share, for the prior-year comparable quarter. As America's largest electric utility, FPL sells more power than any other utility, providing clean, affordable, reliable electricity to approximately 5.8 million customer accounts, or more than 12 million people across Florida.

FPL's growth over the prior-year comparable quarter was primarily driven by continued investment in the business. FPL's capital expenditures were approximately $2 billion for the third quarter of 2022 and full-year capital investments are expected to be approximately $8.5 billion. Regulatory capital employed increased by approximately 11% over the same quarter last year. FPL's average number of customers increased by nearly 83,000 from the prior-year comparable quarter. All of FPL's major capital initiatives, including its continued solar build-out, are progressing well as it continues to advance its long-term focus on delivering customer value.

FPL responded to Hurricane Ian, which made landfall as a high-end category 4 hurricane. In preparation for the powerful storm, FPL assembled a restoration workforce of approximately 20,000 workers that included assistance from 30 states. This preparation and coordinated response, combined with FPL's valuable hardening and smart grid investments, enabled the company to restore service to roughly two-thirds of the more than 2.1 million affected customers after the first full day of restoration, which represents the fastest restoration rate in FPL's history for a major hurricane. Within eight days, FPL had restored service to essentially all FPL customers who were able to safely accept power. Despite Hurricane Ian's sustained winds of approximately 150 miles per hour, FPL did not lose a single transmission pole or tower, and its generation fleet, including the 38 solar sites exposed to storm conditions, sustained almost no structural damage.

In September, FPL filed with the Florida Public Service Commission (FPSC) the estimated benefit to customers of the Inflation Reduction Act (IRA). Production tax credits (PTCs) for solar energy centers are expected to save customers nearly $400 million over the remaining three years of FPL's current rate agreement, including a one-time $25 million refund through the capacity cost recovery clause in January 2023 to reflect the solar PTCs on FPL's completed 2022 rate base solar projects. FPL expects the FPSC to review its planned base rate reduction due to the IRA later this year.

NextEra Energy Resources
NextEra Energy Resources, the competitive clean energy business of NextEra Energy, reported third-quarter 2022 net income attributable to NextEra Energy on a GAAP basis of $655 million, or $0.33 per share, compared to a net loss attributable to NextEra Energy of $428 million, or $0.22 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the third quarter of 2022 were $729 million, or $0.37 per share, compared to $619 million, or $0.31 per share, for the third quarter of 2021.

NextEra Energy Resources had another terrific quarter of origination, signing approximately 2,345 megawatts (MW) of new renewables and storage projects since the release of the second-quarter 2022 financial results in July. NextEra Energy Resources originated approximately 1,215 MW of wind, 965 MW of solar and 165 MW of battery storage projects. With these new additions, net of projects placed in service and projects removed from its backlog, NextEra Energy Resources' renewables and storage backlog now stands at roughly 20,000 MW and provides strong visibility into the significant growth that is expected at NextEra Energy Resources over the next few years.

NextEra Energy Resources today is announcing agreements to acquire a large portfolio of operating landfill gas-to-electric facilities. Through these transactions, NextEra Energy Resources expects to expand its portfolio of renewable natural gas assets and its in-house capabilities in this growing market. NextEra Energy Resources intends to purchase the portfolio for a total consideration of approximately $1.1 billion from the owners of Energy Power Partners Fund I, L.P. and North American Sustainable Energy Fund, L.P., funds managed by Energy Power Partners, subject to closing adjustments, plus the assumption of approximately $37 million in existing project finance debt estimated at the time of closing. In its base case, NextEra Energy Resources expects that the acquired portfolio will deliver more than $220 million of adjusted EBITDA by 2025. Subject to regulatory approvals, the acquisition is expected to close in early 2023.

Corporate and Other
In the third quarter of 2022 on a GAAP basis, Corporate and Other results increased $0.01 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other results for the third quarter of 2022 decreased $0.03 per share, compared to the prior-year quarter.

Outlook
NextEra Energy's long-term financial expectations remain unchanged. For 2022, NextEra Energy continues to expect adjusted earnings per share to be in the range of $2.80 to $2.90. For 2023 and 2024, NextEra Energy expects adjusted earnings per share to be in the ranges of $2.98 to $3.13 and $3.23 to $3.43, respectively. For 2025, NextEra Energy expects to grow 6% to 8% off the 2024 adjusted earnings per share expectations range, which translates to a range of $3.45 to $3.70 per share. NextEra Energy also continues to expect to grow its dividends per share at an approximately 10% rate per year through at least 2024, off a 2022 base.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards; the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources, LLC's nuclear decommissioning funds and other than temporary impairments, none of which can be determined at this time. Adjusted earnings expectations also exclude the effects of NextEra Energy Partners, LP net investment gains, differential membership interests-related and impairment charges related to NextEra Energy's investment in Mountain Valley Pipeline, LLC. In addition, adjusted earnings expectations assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S. and Florida; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; divestitures to NextEra Energy Partners, LP; no unannounced acquisitions; no adverse litigation decisions; and no changes to governmental policies or incentives. NextEra Energy Resources' adjusted EBITDA includes NextEra Energy Resources consolidated investments, its share of NextEra Energy Partners, LP and forecasted investments, as well as its share of equity method investments. Adjusted EBITDA represents projected (a) revenue less (b) fuel expense, less (c) project operating expenses, less (d) corporate G&A, plus (e) other income, less (f) other deductions. Similar to adjusted earnings, adjusted EBITDA excludes the impact of non-qualifying hedges, other than temporary impairments, certain differential membership costs, and net gains associated with NextEra Energy Partners, LP's deconsolidation beginning in 2018. Projected revenue as used in the calculations of adjusted EBITDA represents the sum of projected (a) operating revenue plus a pre-tax allocation of (b) production tax credits, plus (c) investment tax credits and plus (d) earnings impact from convertible investment tax credits. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's third-quarter 2022 financial results conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the third-quarter 2022 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company headquartered in Juno Beach, Florida. NextEra Energy owns Florida Power & Light Company, which is America's largest electric utility that sells more power than any other utility, providing clean, affordable, reliable electricity to approximately 5.8 million customer accounts, or more than 12 million people across Florida. NextEra Energy also owns a competitive clean energy business, NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun and a world leader in battery storage. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from seven commercial nuclear power units in Florida, New Hampshire and Wisconsin. NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity. NextEra Energy is ranked No. 1 in the electric and gas utilities industry on Fortune's 2022 list of "World's Most Admired Companies," recognized on Fortune's 2021 list of companies that "Change the World" and received the S&P Global Platts 2020 Energy Transition Award for leadership in environmental, social and governance. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, statements concerning future dividends and results of acquisitions. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, those discussed in this news release and the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory, operational and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional tax laws, tariffs, duties, policies or assessments on renewable energy or equipment necessary to generate it or deliver it; impact of new or revised laws, regulations, interpretations or constitutional ballot and regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, planning, financing, construction, permitting, governmental approvals and the negotiation of project development agreements, as well as supply chain disruptions; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities, retail gas distribution system in Florida and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyberattacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and could result in certain projects becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in over-the-counter markets; impact of negative publicity; inability of FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NextEra Energy Partners, LP's inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock; and the ultimate severity and duration of public health crises, epidemics and pandemics, and its effects on NextEra Energy’s or FPL’s businesses. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2021 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended September 30, 2022	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$5,075	$1,652	$(8)	$6,719
Operating Expenses
Fuel, purchased power and interchange	1,733	235	(35)	1,933
Other operations and maintenance	511	585	129	1,225
Depreciation and amortization	829	437	23	1,289
Taxes other than income taxes and other – net	495	84	2	581
Total operating expenses – net	3,568	1,341	119	5,028
Gains (losses) on disposal of businesses/assets – net	—	173	(2)	171
Operating Income (Loss)	1,507	484	(129)	1,862
Other Income (Deductions)
Interest expense	(200)	(53)	(6)	(259)
Equity in earnings of equity method investees	—	196	—	196
Allowance for equity funds used during construction	19	1	—	20
Gains on disposal of investments and other property – net	—	51	—	51
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	(141)	—	(141)
Other net periodic benefit income	—	—	70	70
Other – net	9	63	11	83
Total other income (deductions) – net	(172)	117	75	20
Income (Loss) before Income Taxes	1,335	601	(54)	1,882
Income Tax Expense (Benefit)	261	83	(21)	323
Net Income (Loss)	1,074	518	(33)	1,559
Net Loss Attributable to Noncontrolling Interests	—	137	—	137
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,074	$655	$(33)	$1,696
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,074	$655	$(33)	$1,696
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(8)	(116)	(124)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	137	—	137
Differential membership interests – related	—	38	—	38
NEP investment gains – net	—	(99)	—	(99)
Impairment charge related to investment in Mountain Valley Pipeline	—	32	—	32
Less related income tax expense (benefit)	—	(26)	29	3
Adjusted Earnings (Loss)	$1,074	$729	$(120)	$1,683
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.54	$0.33	$(0.01)	$0.86
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	(0.06)	(0.06)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	0.07	—	0.07
Differential membership interests – related	—	0.02	—	0.02
NEP investment gains – net	—	(0.05)	—	(0.05)
Impairment charge related to investment in Mountain Valley Pipeline	—	0.02	—	0.02
Less related income tax expense (benefit)	—	(0.02)	0.01	(0.01)
Adjusted Earnings (Loss) Per Share	$0.54	$0.37	$(0.06)	$0.85
Weighted-average shares outstanding (assuming dilution)				1,979

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(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$(3)	$—	$(87)	$(0.05)	$(90)	$(0.05)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$99	$0.06	$—	$—	$99	$0.06
	Differential membership interests – related	$29	$0.01	$—	$—	$29	$0.01
	NEP investment gains – net	$(75)	$(0.04)	$—	$—	$(75)	$(0.04)
	Impairment charge related to investment in Mountain Valley Pipeline	$24	$0.01	$—	$—	$24	$0.01

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended September 30, 2021	FPL(a)	NEER	Corporate and Other(a)(b)	NextEra Energy
Operating Revenues	$4,134	$258	$(22)	$4,370
Operating Expenses
Fuel, purchased power and interchange	1,218	197	(32)	1,383
Other operations and maintenance	416	439	55	910
Depreciation and amortization	815	395	20	1,230
Taxes other than income taxes and other – net	419	62	—	481
Total operating expenses – net	2,868	1,093	43	4,004
Gains (losses) on disposal of businesses/assets – net	—	12	1	13
Operating Income (Loss)	1,266	(823)	(64)	379
Other Income (Deductions)
Interest expense	(152)	(117)	(66)	(335)
Equity in earnings of equity method investees	—	109	—	109
Allowance for equity funds used during construction	35	3	(1)	37
Gains on disposal of investments and other property – net	—	17	—	17
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	(26)	—	(26)
Other net periodic benefit income	—	—	64	64
Other – net	8	25	(1)	32
Total other income (deductions) – net	(109)	11	(4)	(102)
Income (Loss) before Income Taxes	1,157	(812)	(68)	277
Income Tax Expense (Benefit)	230	(241)	(16)	(27)
Net Income (Loss)	927	(571)	(52)	304
Net Loss Attributable to Noncontrolling Interests	—	143	—	143
Net Income (Loss) Attributable to NextEra Energy, Inc.	$927	$(428)	$(52)	$447
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$927	$(428)	$(52)	$447
Adjustments – pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	1,245	(15)	1,230
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	24	—	24
Differential membership interests – related	—	40	—	40
NEP investment gains – net	—	63	—	63
Less related income tax expense (benefit)	—	(325)	4	(321)
Adjusted Earnings (Loss)	$927	$619	$(63)	$1,483
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.47	$(0.22)	$(0.02)	$0.23
Adjustments – pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	0.63	(0.01)	0.62
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	0.01	—	0.01
Differential membership interests – related	—	0.02	—	0.02
NEP investment gains – net	—	0.03	—	0.03
Less related income tax expense (benefit)	—	(0.16)	—	(0.16)
Adjusted Earnings (Loss) Per Share	$0.47	$0.31	$(0.03)	$0.75
Weighted-average shares outstanding (assuming dilution)				1,973

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(a)	Florida Power & Light completed the regulatory integration of Gulf Power under its 2021 base rate settlement agreement and began serving customers under unified rates on January 1, 2022. As a result, Gulf Power is no longer a separate reporting segment. Amounts have been retrospectively adjusted to reflect the segment change.
(b)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(c)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$952	$0.48	$(11)	$(0.01)	$941	$0.47
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$17	$0.01	$—	$—	$17	$0.01
	Differential membership interests – related	$30	$0.02	$—	$—	$30	$0.02
	NEP investment gains – net	$48	$0.02	$—	$—	$48	$0.02

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Nine Months Ended September 30, 2022	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$13,211	$1,627	$(46)	$14,792
Operating Expenses
Fuel, purchased power and interchange	4,364	624	(100)	4,888
Other operations and maintenance	1,349	1,602	210	3,161
Depreciation and amortization	2,006	1,257	69	3,332
Taxes other than income taxes and other – net	1,341	229	2	1,572
Total operating expenses – net	9,060	3,712	181	12,953
Gains (losses) on disposal of businesses/assets – net	1	208	(13)	196
Operating Income (Loss)	4,152	(1,877)	(240)	2,035
Other Income (Deductions)
Interest expense	(554)	65	589	100
Equity in earnings of equity method investees	—	179	1	180
Allowance for equity funds used during construction	82	6	—	88
Gains on disposal of investments and other property – net	—	83	—	83
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	(569)	—	(569)
Other net periodic benefit income	—	—	159	159
Other – net	10	151	(1)	160
Total other income (deductions) – net	(462)	(85)	748	201
Income (Loss) before Income Taxes	3,690	(1,962)	508	2,236
Income Tax Expense (Benefit)	751	(605)	111	257
Net Income (Loss)	2,939	(1,357)	397	1,979
Net Loss Attributable to Noncontrolling Interests	—	646	—	646
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,939	$(711)	$397	$2,625
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,939	$(711)	$397	$2,625
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	2,109	(861)	1,248
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	562	—	562
Differential membership interests-related	—	94	—	94
NEP investment gains – net	—	13	—	13
Impairment charge related to investment in Mountain Valley Pipeline	—	838	—	838
Less related income tax expense (benefit)	—	(865)	216	(649)
Adjusted Earnings (Loss)	$2,939	$2,040	$(248)	$4,731
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.49	$(0.36)	$0.20	$1.33
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	1.07	(0.44)	0.63
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	0.29	—	0.29
Differential membership interests-related	—	0.05	—	0.05
NEP investment gains – net	—	0.01	—	0.01
Impairment charge related to investment in Mountain Valley Pipeline	—	0.42	—	0.42
Less related income tax expense (benefit)	—	(0.45)	0.12	(0.33)
Adjusted Earnings (Loss) Per Share	$1.49	$1.03	$(0.12)	$2.40
Weighted-average shares outstanding (assuming dilution)				1,974

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$1,619	$0.81	$(645)	$(0.32)	$974	$0.49
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$403	$0.21	$—	$—	$403	$0.21
	Differential membership interests-related	$71	$0.04	$—	$—	$71	$0.04
	NEP investment gains – net	$8	$—	$—	$—	$8	$—
	Impairment charge related to investment in Mountain Valley Pipeline	$650	$0.33	$—	$—	$650	$0.33

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Nine Months Ended September 30, 2021	FPL(a)	NEER	Corporate and Other(a)(b)	NextEra Energy
Operating Revenues	$10,673	$1,420	$(70)	$12,023
Operating Expenses
Fuel, purchased power and interchange	2,953	532	(92)	3,393
Other operations and maintenance	1,211	1,390	163	2,764
Depreciation and amortization	1,724	1,174	62	2,960
Taxes other than income taxes and other – net	1,176	193	(1)	1,368
Total operating expenses – net	7,064	3,289	132	10,485
Gains (losses) on disposal of businesses/assets – net	1	25	(6)	20
Operating Income (Loss)	3,610	(1,844)	(208)	1,558
Other Income (Deductions)
Interest expense	(461)	(249)	39	(671)
Equity in earnings of equity method investees	—	465	—	465
Allowance for equity funds used during construction	93	7	—	100
Gains on disposal of investments and other property – net	—	68	1	69
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	137	—	137
Other net periodic benefit income	—	—	193	193
Other – net	11	95	1	107
Total other income (deductions) – net	(357)	523	234	400
Income (Loss) before Income Taxes	3,253	(1,321)	26	1,958
Income Tax Expense (Benefit)	667	(574)	(9)	84
Net Income (Loss)	2,586	(747)	35	1,874
Net Loss Attributable to Noncontrolling Interests	—	495	—	495
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,586	$(252)	$35	$2,369
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,586	$(252)	$35	$2,369
Adjustments – pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	2,538	(277)	2,261
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(143)	—	(143)
Differential membership interests-related	—	101	—	101
NEP investment gains – net	—	170	—	170
Less related income tax expense (benefit)	—	(623)	72	(551)
Adjusted Earnings (Loss)	$2,586	$1,791	$(170)	$4,207
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.31	$(0.13)	$0.02	$1.20
Adjustments – pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	1.29	(0.14)	1.15
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.07)	—	(0.07)
Differential membership interests-related	—	0.05	—	0.05
NEP investment gains – net	—	0.09	—	0.09
Less related income tax expense (benefit)	—	(0.32)	0.03	(0.29)
Adjusted Earnings (Loss) Per Share	$1.31	$0.91	$(0.09)	$2.13
Weighted-average shares outstanding (assuming dilution)				1,971

————————————
(a)	Florida Power & Light completed the regulatory integration of Gulf Power under its 2021 base rate settlement agreement and began serving customers under unified rates on January 1, 2022. As a result, Gulf Power is no longer a separate reporting segment. Amounts have been retrospectively adjusted to reflect the segment change.
(b)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(c)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$1,937	$0.98	$(205)	$(0.11)	$1,732	$0.87
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(103)	$(0.05)	$—	$—	$(103)	$(0.05)
	Differential membership interests-related	$76	$0.04	$—	$—	$76	$0.04
	NEP investment gains – net	$133	$0.07	$—	$—	$133	$0.07

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)		Preliminary
September 30, 2022	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$1,218	$719	$571	$2,508
Customer receivables, net of allowances	2,036	2,516	1	4,553
Other receivables	544	449	(217)	776
Materials, supplies and fuel inventory	1,073	718	—	1,791
Regulatory assets	608	11	1	620
Derivatives	52	1,377	2	1,431
Other	141	1,003	68	1,212
Total current assets	5,672	6,793	426	12,891
Other assets:
Property, plant and equipment – net	62,212	45,702	533	108,447
Special use funds	5,048	2,147	—	7,195
Investment in equity method investees	—	6,307	9	6,316
Prepaid benefit costs	1,716	3	622	2,341
Regulatory assets	6,690	215	34	6,939
Derivatives	2	2,047	64	2,113
Goodwill	2,989	1,872	11	4,872
Other	824	4,768	(297)	5,295
Total other assets	79,481	63,061	976	143,518
TOTAL ASSETS	$85,153	$69,854	$1,402	$156,409
LIABILITIES AND EQUITY
Current liabilities:
Commercial paper	$—	$—	$925	$925
Other short-term debt	200	38	1,700	1,938
Current portion of long-term debt	1,546	589	5,157	7,292
Accounts payable	1,569	5,600	(20)	7,149
Customer deposits	517	8	—	525
Accrued interest and taxes	932	233	114	1,279
Derivatives	20	2,825	124	2,969
Accrued construction-related expenditures	549	1,342	—	1,891
Regulatory liabilities	401	7	2	410
Other	1,772	1,205	438	3,415
Total current liabilities	7,506	11,847	8,440	27,793
Other liabilities and deferred credits:
Long-term debt	19,452	6,377	28,841	54,670
Asset retirement obligations	2,091	1,105	—	3,196
Deferred income taxes	8,150	2,383	(1,808)	8,725
Regulatory liabilities	9,294	157	79	9,530
Derivatives	4	3,020	43	3,067
Other	424	2,057	201	2,682
Total other liabilities and deferred credits	39,415	15,099	27,356	81,870
TOTAL LIABILITIES	46,921	26,946	35,796	109,663
COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock	1,373	—	(1,353)	20
Additional paid-in capital	23,636	15,358	(26,300)	12,694
Retained earnings	13,223	19,561	(6,755)	26,029
Accumulated other comprehensive income (loss)	—	(128)	14	(114)
Total common shareholders' equity	38,232	34,791	(34,394)	38,629
Noncontrolling interests	—	8,117	—	8,117
TOTAL EQUITY	38,232	42,908	(34,394)	46,746
TOTAL LIABILITIES AND EQUITY	$85,153	$69,854	$1,402	$156,409

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets		Preliminary
(millions)
(unaudited)
December 31, 2021	FPL(a)	NEER	Corporate and Other(a)(b)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$55	$562	$22	$639
Customer receivables, net of allowances	1,297	2,081	—	3,378
Other receivables	350	496	(116)	730
Materials, supplies and fuel inventory	963	598	—	1,561
Regulatory assets	1,111	14	—	1,125
Derivatives	13	677	(1)	689
Other	129	1,035	2	1,166
Total current assets	3,918	5,463	(93)	9,288
Other assets:
Property, plant and equipment – net	58,227	40,900	221	99,348
Special use funds	6,158	2,764	—	8,922
Investment in equity method investees	—	6,150	9	6,159
Prepaid benefit costs	1,657	3	583	2,243
Regulatory assets	4,343	202	33	4,578
Derivatives	—	1,095	40	1,135
Goodwill	2,989	1,843	12	4,844
Other	775	3,693	(73)	4,395
Total other assets	74,149	56,650	825	131,624
TOTAL ASSETS	$78,067	$62,113	$732	$140,912
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$1,382	$—	$—	$1,382
Other short-term debt	200	—	500	700
Current portion of long-term debt	536	664	585	1,785
Accounts payable	1,318	5,670	(53)	6,935
Customer deposits	478	6	1	485
Accrued interest and taxes	322	168	35	525
Derivatives	9	1,214	40	1,263
Accrued construction-related expenditures	601	777	—	1,378
Regulatory liabilities	278	9	2	289
Other	634	1,651	410	2,695
Total current liabilities	5,758	10,159	1,520	17,437
Other liabilities and deferred credits:
Long-term debt	17,974	6,755	26,231	50,960
Asset retirement obligations	2,049	1,033	—	3,082
Deferred income taxes	7,137	2,838	(1,665)	8,310
Regulatory liabilities	11,053	141	79	11,273
Derivatives	1	1,129	583	1,713
Other	501	1,790	177	2,468
Total other liabilities and deferred credits	38,715	13,686	25,405	77,806
TOTAL LIABILITIES	44,473	23,845	26,925	95,243
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	245	—	245
EQUITY
Common stock	1,373	—	(1,353)	20
Additional paid-in capital	19,936	9,560	(18,225)	11,271
Retained earnings	12,285	20,272	(6,646)	25,911
Accumulated other comprehensive income (loss)	—	(31)	31	—
Total common shareholders' equity	33,594	29,801	(26,193)	37,202
Noncontrolling interests	—	8,222	—	8,222
TOTAL EQUITY	33,594	38,023	(26,193)	45,424
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$78,067	$62,113	$732	$140,912

————————————
(a)	Florida Power & Light completed the regulatory integration of Gulf Power under its 2021 base rate settlement agreement and began serving customers under unified rates on January 1, 2022. As a result, Gulf Power is no longer a separate reporting segment. Amounts have been retrospectively adjusted to reflect the segment change.
(b)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Nine Months Ended September 30, 2022	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$2,939	$(1,357)	$397	$1,979
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,006	1,257	69	3,332
Nuclear fuel and other amortization	135	48	28	211
Unrealized losses (gains) on marked to market derivative contracts – net	1	2,400	(477)	1,924
Unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds – net	—	569	—	569
Foreign currency transaction losses (gains)	—	(9)	(153)	(162)
Deferred income taxes	771	(650)	87	208
Cost recovery clauses and franchise fees	(1,295)	—	—	(1,295)
Equity in earnings of equity method investees	—	(179)	(1)	(180)
Distributions of earnings from equity method investees	—	408	—	408
Losses (gains) on disposal of businesses, assets and investments – net	(1)	(291)	13	(279)
Recoverable storm-related costs	(26)	—	—	(26)
Other – net	9	(111)	73	(29)
Changes in operating assets and liabilities:
Current assets	(934)	(350)	46	(1,238)
Noncurrent assets	(48)	15	(33)	(66)
Current liabilities	899	684	226	1,809
Noncurrent liabilities	94	(38)	46	102
Net cash provided by (used in) operating activities	4,550	2,396	321	7,267
Cash Flows From Investing Activities
Capital expenditures of FPL	(6,021)	—	—	(6,021)
Independent power and other investments of NEER	—	(7,252)	—	(7,252)
Nuclear fuel purchases	(67)	(38)	—	(105)
Other capital expenditures	—	—	(451)	(451)
Sale of independent power and other investments of NEER	—	575	—	575
Proceeds from sale or maturity of securities in special use funds and other investments	1,738	840	318	2,896
Purchases of securities in special use funds and other investments	(1,833)	(1,296)	(367)	(3,496)
Other – net	(7)	(135)	147	5
Net cash used in investing activities	(6,190)	(7,306)	(353)	(13,849)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	2,942	49	8,625	11,616
Retirements of long-term debt	(441)	(428)	(1,268)	(2,137)
Proceeds from differential membership investors	—	443	—	443
Net change in commercial paper	(1,382)	—	925	(457)
Proceeds from other short-term debt	—	—	1,725	1,725
Repayments of other short-term debt	—	—	(525)	(525)
Payments from related parties under a cash sweep and credit support agreement – net	—	8	—	8
Issuances of common stock/equity units – net	—	—	1,458	1,458
Dividends on common stock	—	—	(2,507)	(2,507)
Dividends & capital distributions from (to) parent – net	1,700	5,833	(7,533)	—
Other – net	(36)	(32)	(318)	(386)
Net cash provided by (used in) financing activities	2,783	5,873	582	9,238
Effects of currency translation on cash, cash equivalents and restricted cash	—	(5)	—	(5)
Net increase (decrease) in cash, cash equivalents and restricted cash	1,143	958	550	2,651
Cash, cash equivalents and restricted cash at beginning of period	108	1,184	24	1,316
Cash, cash equivalents and restricted cash at end of period	$1,251	$2,142	$574	$3,967

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Nine Months Ended September 30, 2021	FPL(a)	NEER	Corporate and Other(a)(b)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$2,586	$(747)	$35	$1,874
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,724	1,174	62	2,960
Nuclear fuel and other amortization	130	50	22	202
Unrealized losses (gains) on marked to market derivative contracts – net	—	2,429	(179)	2,250
Unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds – net	—	(137)	—	(137)
Foreign currency transaction losses (gains)	—	1	(71)	(70)
Deferred income taxes	488	(260)	(88)	140
Cost recovery clauses and franchise fees	(202)	—	—	(202)
Equity in earnings of equity method investees	—	(465)	—	(465)
Distributions of earnings from equity method investees	—	392	—	392
Losses (gains) on disposal of businesses, assets and investments – net	—	(93)	4	(89)
Recoverable storm-related costs	(171)	—	—	(171)
Other – net	(26)	(100)	35	(91)
Changes in operating assets and liabilities:
Current assets	(312)	(889)	(26)	(1,227)
Noncurrent assets	(86)	(172)	(58)	(316)
Current liabilities	576	564	(2)	1,138
Noncurrent liabilities	(7)	(6)	61	48
Net cash provided by (used in) operating activities	4,700	1,741	(205)	6,236
Cash Flows From Investing Activities
Capital expenditures of FPL	(5,000)	—	—	(5,000)
Independent power and other investments of NEER	—	(6,799)	—	(6,799)
Nuclear fuel purchases	(110)	(96)	—	(206)
Sale of independent power and other investments of NEER	—	384	—	384
Proceeds from sale or maturity of securities in special use funds and other investments	2,223	878	132	3,233
Purchases of securities in special use funds and other investments	(2,302)	(952)	(244)	(3,498)
Other – net	(8)	21	28	41
Net cash used in investing activities	(5,197)	(6,564)	(84)	(11,845)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	1,388	1,932	6,294	9,614
Retirements of long-term debt	(1,304)	(221)	(2,737)	(4,262)
Proceeds from differential membership investors	—	328	—	328
Net change in commercial paper	(852)	—	2,895	2,043
Repayments of other short-term debt	—	(58)	(200)	(258)
Payments from related parties under a cash sweep and credit support agreement – net	—	295	—	295
Issuances of common stock/equity units – net	—	—	7	7
Dividends on common stock	—	—	(2,267)	(2,267)
Dividends & capital distributions from (to) parent – net	1,265	2,734	(3,999)	—
Other – net	(21)	(193)	(220)	(434)
Net cash provided by (used in) financing activities	476	4,817	(227)	5,066
Effects of currency translation on cash, cash equivalents and restricted cash	—	1	—	1
Net increase (decrease) in cash, cash equivalents and restricted cash	(21)	(5)	(516)	(542)
Cash, cash equivalents and restricted cash at beginning of period	160	842	544	1,546
Cash, cash equivalents and restricted cash at end of period	$139	$837	$28	$1,004

————————————
(a)	Florida Power & Light completed the regulatory integration of Gulf Power under its 2021 base rate settlement agreement and began serving customers under unified rates on January 1, 2022. As a result, Gulf Power is no longer a separate reporting segment. Amounts have been retrospectively adjusted to reflect the segment change.
(b)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Earnings (Loss) Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Third Quarter	Year-To-Date
2021 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.84	$0.13	$0.23	$1.20

FPL – 2021 Earnings Per Share	$0.39	$0.45	$0.47	$1.31
New investment growth	0.05	0.05	0.04	0.14
Other and share dilution	—	—	0.03	0.04
FPL – 2022 Earnings Per Share	$0.44	$0.50	$0.54	$1.49

NEER – 2021 Earnings (Loss) Per Share Attributable to NextEra Energy, Inc.	$0.25	$(0.16)	$(0.22)	$(0.13)
New investments	0.01	—	0.02	0.02
Existing generation and storage assets	0.05	0.03	(0.02)	0.06
Gas infrastructure	(0.02)	—	0.01	(0.01)
NextEra Energy Transmission	—	—	0.01	—
Customer supply and proprietary power & gas trading	(0.02)	0.02	0.06	0.06
Non-qualifying hedges impact	(0.65)	0.33	0.48	0.17
NEP investment gains – net	—	—	0.06	0.07
Change in unrealized gains (losses) on securities held in NEER's nuclear decommissioning funds and OTTI – net	(0.07)	(0.15)	(0.05)	(0.26)
Impairment charge related to investment in Mountain Valley Pipeline	(0.31)	(0.01)	(0.01)	(0.33)
Other, including other investment income, interest expense, corporate general and administrative expenses and share dilution	—	0.01	(0.01)	(0.01)
NEER – 2022 Earnings (Loss) Per Share Attributable to NextEra Energy, Inc.	$(0.76)	$0.07	$0.33	$(0.36)

Corporate and Other – 2021 Earnings (Loss) Per Share	$0.20	$(0.16)	$(0.02)	$0.02
Non-qualifying hedges impact	(0.11)	0.30	0.04	0.21
Other, including interest expense and share dilution	—	(0.01)	(0.03)	(0.03)
Corporate and Other – 2022 Earnings Per Share	$0.09	$0.13	$(0.01)	$0.20

2022 Earnings (Loss) Per Share Attributable to NextEra Energy, Inc.	$(0.23)	$0.70	$0.86	$1.33

Florida Power & Light completed the regulatory integration of Gulf Power under its 2021 base rate settlement agreement and began serving customers under unified rates on January 1, 2022. As a result, Gulf Power is no longer a separate reporting segment. FPL and Corporate and Other amounts for 2021 have been retrospectively adjusted to reflect the segment change.

Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

The sum of the quarterly amounts may not equal the total for the year due to rounding.